EXHIBIT 99.2

XSEED PTY. LTD.

INDEX TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2019

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XSEED PTY. LTD.

Balance Sheets

(Unaudited)

	March 31, 2019	December 31,2018
ASSETS
Current Assets
Cash and cash equivalents	$5,048	$19,828
Accounts receivable	106,440	189,441
Prepaid and other current assets	8,654	8,079

Total Current Assets	120,142	217,348

Plant and equipment, net	15,718	17,301

TOTAL ASSETS	135,860	234,649

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$60,072	$100,803
Accrued liabilities and other payable	60,050	72,520
Borrowings	120,556	-
Provision for taxation	8,123	8,649

Total Current Liabilities	248,801	181,972

TOTAL LIABILITIES	248,801	181,972

Stockholders’ Equity
Share capital	8	8
Accumulated other comprehensive income	(1,880)	(2,727)
Accumulated deficit	(111,069)	55,396
Total Stockholders’ Equity	(112,941)	52,677

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$135,860	$234,649

The notes are an integral part of these unaudited financial statements.

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XSEED PTY. LTD.

Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended
	March 31,
	2019		2018

Revenues		$207,227		$408,845
Cost of revenues		(140,788)		(203,187)
Gross profit		66,439		205,658

Operating expenses
General and administrative		(231,822)		(275,618)
Total operating expenses		(231,822)		(275,618)

Loss from operations		(165,383)		(69,960)

Finance costs		(485)		(23)

Loss before provision for income taxes		$(165,868)		$(69,983)
Provision for income taxes		(597)		-
Net Loss		(166,465)		(69,983)
	$		$
Other comprehensive income (expense)		847		(1,589)
Comprehensive Loss		$(165,618)		$(71,572)
				-
Basic and diluted loss per share of common stock		(16,562)		(7,157)

Weighted average number of shares of common stock outstanding		10		10

The notes are an integral part of these unaudited financial statements.

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XSEED PTY. LTD.

Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss before provision for income taxes	$(165,868)	$(69,983)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	1,583	3,390

Changes in operating assets and liabilities:
Accounts receivables	84,628	33,995
Prepaid and other current assets	(20)	(45,178)
Accounts payable	(42,229)	(45,400)
Accrued liabilities and other payable	(12,470)	61,016

Cash generated from operations	(134,376)	(62,160)
Tax paid	(1,122)	(188)
Net Cash Used in Operating Activities	(135,498)	(62,348)

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of plant and equipment	-	-
Net Cash Used in Investing Activity	-	-

CASH FLOWS FROM FINANCING ACTIVITY:
Drawdowns/(repayment) of borrowings	120,556	(1,655)
Net Cash Provided by/Used in Financing Activity	120,556	(1,655)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	162	(1,221)

Net decrease in cash and cash equivalents	(14,780)	(65,224)
Cash and cash equivalents, beginning of period	19,828	76,285
Cash and cash equivalents, end of period	$5,048	$11,061

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The notes are an integral part of these unaudited financial statements.

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XSEED PTY. LTD.

Notes to the Unaudited Financial Statements

March 31, 2019
Expressed in United States Dollars

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

XSEED PTY. LTD. (“we,” “us,” “our,” the “Company,” or “XSEED”) is a private limited liability company, incorporated in Australia.

The registered office of business of the Company is located at Level 5, 570 St Kilda Road, Melbourne, Victoria, Australia.

The principal place of business of the Company is located Level 5 570 St Kilda Road MELBOURNE VIC 3004.

The principal activities of the Company are engaged in the provision of vocational education training (“VET”) and offers courses that are for the Automotive and Hairdressing industries. Automotive courses are delivered under the registered business name Next Gear while hairdressing training courses are delivered under the registered business name Hair Assembly.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States and presented in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The Company’s functional currency is Australian Dollar (“AUD”) and reporting currency is the U.S. dollar.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

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Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, other receivable, prepaid expenses and deposits, amount due from related parties, accounts payable and accrued liabilities, deferred revenue and due to related parties. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Property and equipment

Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The useful lives are as follows:

Computer and software	3 years
Office equipment	5 years
Resources materials	3 years

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the three months ended March 31, 2018 and 2017, the Company did not impair any long-lived assets.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

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Revenue Recognition (Continued)

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

The Company records revenue at point in time which is recognized upon goods delivered or services rendered.

Income Taxes and Deferred Taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination or items recognized directly in equity or other comprehensive income.

Deferred tax is recognized using the liability method for all temporary differences between the carrying amounts of assets and liabilities in the statement of financial position and their tax bases. Deferred tax is not recognized for the temporary differences arising from the initial recognition of goodwill, the initial recognition of assets and liabilities in a transaction which is not a business combination and that affects neither accounting nor taxable profit or loss. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet had sufficient revenues to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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NOTE 4 - ACCOUNTS RECEIVABLE

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of March 31, 2019 and December 31, 2018. No bad debts were written off for the three months ended March 31, 2019 and 2018. The Company’s accounts receivable consists of only trade receivables from customers which are unrelated to the Company. The accounts receivable is non-interest bearing and is generally on 30 days to 90 days term. As at March 31, 2019 and December 31, 2018, the Company had accounts receivable of $106,440 and $189,442, respectively.

NOTE 5 - PREPAID AND OTHER CURRENT ASSETS

Prepaid expense and other current assets at March 31, 2019 and December 31, 2018 consist of the following

	March 31, 2019	December 31, 2018

Other receivables and deposits	$8,654	$8,078

NOTE 6 - PLANT AND EQUIPMENT

Plant and equipment at March 31, 2019 and December 31, 2018 consist of the following:

	March 31, 2019	December 31, 2018
Cost:
Computer and software	$6,905	$6,848
Office equipment	1,177	1,168
Resources and materials	24,684	24,482

Less: accumulated depreciation	(17,048)	(15,197)
Plant and equipment, net	$15,718	$17,301

During the three months ended March 31, 2019 and 2018, the Company recorded depreciation of $1,583 and $3,390 respectively.

NOTE 7 – ACCOUNTS PAYABLE

Accounts payable at March 31, 2019 and December 31, 2018 were $60,072 and $100,803, respectively, and consisted of trade accounts payable. Accounts payable are amounts billed to the Company by suppliers for goods and services in the ordinary course of business. All amounts have short-term repayment terms and vary by supplier.

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NOTE 8 - ACCRUED LIABILITIES AND OTHER PAYABLE

The Company’s accounts payable and accrued liabilities consist of the followings:

	March 31, 2019	December 31, 2018
Other payables and accrued expenses	$60,050	$72,520

NOTE 9 - BORROWINGS

Borrowings represents advances from shareholders amounted to $120,566 as at March 31, 2019 (2018 : Nil).

NOTE 10 - STOCKHOLDERS’ EQUITY

The capitalization of the Company consists of the following classes of capital stock as of December 31, 2018:

Ordinary shares

The Company has authorized share capital of AUD 10. The Holders of ordinary shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company.

During the year ended December 31, 2018, there were no share issuances. As at December 31, 2018 and 2017, the Company had 10 common shares issued and outstanding.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 11 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company’s operating in Malaysia is subject to the Malaysian Profits Tax at a standard income tax rate of 18% on the assessable income arising in Malaysia during its tax year.

NOTE 12 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

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